Exhibit 99

Unaudited Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements are presented for Black Hills Corporation to illustrate the estimated effects of the sale by Black Hills Exploration & Production, Inc. ("Black Hills Exploration"), a subsidiary of Black Hills Corporation, of certain oil and gas assets.

On September 27, 2012, Black Hills Exploration sold approximately 85 percent of its Bakken and Three Forks shale assets in the Williston Basin for approximately $243 million, subject to customary post-closing adjustments. The sale involves Black Hills Exploration's non-operated interest in approximately 28,000 net lease acres and 73 gross wells. Per the terms of the sale agreement, the closing proceeds of the properties were calculated based on the July 1, 2012 effective date.

The unaudited pro forma condensed consolidated financial statements are based on assumptions that management believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transaction described herein had taken place on the dates indicated, nor are they indicative of future consolidated results. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2011, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as the Company's unaudited consolidated financial statements filed with the SEC on Form 10-Q as of and for the six months ended June 30, 2012.

BLACK HILLS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)

	Historical as of	Pro Forma		Pro Forma as of
	June 30, 2012	Adjustments		June 30, 2012
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$40,110	$226,636	(a)	$266,746
Restricted cash and equivalents	4,772			4,772
Accounts receivable, net	109,157	(4,952)	(b)	104,205
Materials, supplies and fuel	61,455			61,455
Derivative assets, current	16,595			16,595
Income tax receivable, net	12,141			12,141
Deferred income tax assets, net, current	30,401			30,401
Regulatory assets, current	34,781			34,781
Other current assets	26,591	(8,274)	(b)	18,317
Total current assets	336,003	213,410		549,413

Investments	16,208			16,208

Property, plant and equipment	3,863,380	(195,366)	(c)	3,668,014
Less accumulated depreciation and depletion	(1,006,827)			(1,006,827)
Total property, plant and equipment, net	2,856,553	(195,366)		2,661,187

Other assets:
Goodwill	353,396			353,396
Intangible assets, net	3,731			3,731
Derivative assets, non-current	1,770			1,770
Regulatory assets, non-current	186,886			186,886
Other assets, non-current	19,733			19,733
Total other assets	565,516	—		565,516

TOTAL ASSETS	$3,774,280	$18,044		$3,792,324

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

BLACK HILLS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(Continued)
(unaudited)

	Historical as of	Pro Forma		Pro Forma as of
	June 30, 2012	Adjustments		June 30, 2012
	(in thousands, except share amounts)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,739	$(5,790)	(b)	$53,949
Accrued liabilities	158,240	(8,613)	(b)	149,627
Derivative liabilities, current	85,675			85,675
Regulatory liabilities, current	16,785			16,785
Notes payable	225,000			225,000
Current maturities of long-term debt	227,590			227,590
Total current liabilities	773,029	(14,403)		758,626

Long-term debt, net of current maturities	1,044,891			1,044,891

Deferred credits and other liabilities:
Deferred income tax liabilities, net, non-current	316,393	10,720	(d)	327,193
Derivative liabilities, non-current	42,077			42,077
Regulatory liabilities, non-current	114,593			114,593
Benefit plan liabilities	162,530			162,530
Other deferred credits and other liabilities	124,482	(51)	(b)	124,431
Total deferred credits and other liabilities	760,075	10,669		770,824

Stockholders' equity:
Common stockholders' —
Common stock	44,177			44,177
Additional paid-in capital	727,613			727,613
Retained earnings	460,324	21,778	(a),(b),(c), (d)	482,022
Treasury stock at cost	(2,177)			(2,177)
Accumulated other comprehensive income (loss)	(33,652)			(33,652)
Total stockholders' equity	1,196,285	21,778		1,217,983

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,774,280	$18,044		$3,792,324

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

BLACK HILLS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
(unaudited)

	Historical Six Months Ended	Pro Forma		Pro Forma Six Months Ended
	June 30, 2012	Adjustments		June 30, 2012
	(in thousands, except per share amounts)
Revenue:
Utilities	$551,601	$		$551,601
Non-regulated energy	56,613	(10,790)	(e)	45,823
Total revenue	608,214	(10,790)		597,424

Operating expenses:
Utilities -
Fuel, purchased power and cost of gas sold	220,635			220,635
Operations and maintenance	124,323			124,323
Non-regulated energy operations and maintenance	43,308	(673)	(e)	42,635
Depreciation, depletion and amortization	79,990	(5,709)	(e)	74,281
Taxes - property, production and severance	20,988	(1,309)	(e)	19,679
Impairment of long-lived assets	26,868			26,868
Other operating expenses	1,463			1,463
Total operating expenses	517,575	(7,691)		509,884

Operating income	90,639	(3,099)		87,540

Other income (expense):
Interest charges -
Interest expense incurred (including amortization of debt issuance costs, premiums, discounts and realized settlements on interest rate swaps)	(57,676)	—	(f)	(57,676)
Allowance for funds used during construction - borrowed	1,481			1,481
Capitalized interest	292			292
Unrealized gain (loss) on interest rate swaps, net	(3,507)			(3,507)
Interest income	1,064			1,064
Allowance for funds used during construction - equity	472			472
Other income, net	2,360			2,360
Total other income (expense)	(55,514)	—		(55,514)

Income (loss) before equity in earnings (loss) of unconsolidated subsidiaries and income taxes	35,125	(3,099)		32,026
Equity in earnings (loss) of unconsolidated subsidiaries	(34)			(34)
Income tax benefit (expense)	(12,143)	1,106	(e)	(11,037)
Income (loss) from continuing operations	22,948	(1,993)		20,955
Income (loss) from discontinued operations, net of tax	(6,644)			(6,644)
Net income (loss) available for common stock	$16,304	$(1,993)		$14,311

Income (loss) per share, Basic -
Income (loss) from continuing operations, per share	$0.52			$0.48
Income (loss) from discontinued operations, per share	(0.15)			(0.15)
Total income (loss) per share, Basic	$0.37			$0.33
Income (loss) per share, Diluted -
Income (loss) from continuing operations, per share	$0.52			$0.48
Income (loss) from discontinued operations, per share	(0.15)			(0.15)
Total income (loss) per share, Diluted	$0.37			$0.33
Weighted average common shares outstanding:
Basic	43,765			43,765
Diluted	43,984			43,984

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

BLACK HILLS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
(unaudited)

	Historical for the Year Ended	Pro Forma		Pro Forma for the Year Ended
	Dec. 31, 2011	Adjustments		Dec. 31, 2011
	(in thousands, except per share amounts)
Revenue:
Utilities	$1,155,519	$		$1,155,519
Non-regulated energy	116,669	(15,400)	(e)	101,269
Total revenue	1,272,188	(15,400)		1,256,788

Operating expenses:
Utilities -
Fuel, purchased power and cost of gas sold	574,989			574,989
Operations and maintenance	247,496			247,496
Non-regulated energy operations and maintenance	93,453	(716)	(e)	92,737
Depreciation, depletion and amortization	135,591	(5,398)	(e)	130,193
Taxes - property, production and severance	33,710	(1,657)	(e)	32,053
Impairment of long-lived assets	—			—
Other operating expenses	710			710
Total operating expenses	1,085,949	(7,771)		1,078,178

Operating income	186,239	(7,629)		178,610

Other income (expense):
Interest charges -
Interest expense incurred (including amortization of debt issuance costs, premiums, discounts and realized settlements on interest rate swaps)	(116,684)	—	(f)	(116,684)
Allowance for funds used during construction - borrowed	14,041			14,041
Capitalized interest	11,260			11,260
Unrealized gain (loss) on interest rate swaps, net	(42,010)			(42,010)
Interest income	2,017			2,017
Allowance for funds used during construction - equity	932			932
Other income, net	1,673			1,673
Total other income (expense)	(128,771)	—		(128,771)

Income (loss) before equity in earnings (loss) of unconsolidated subsidiaries and income taxes	57,468	(7,629)		49,839
Equity in earnings (loss) of unconsolidated subsidiaries	1,121			1,121
Income tax benefit (expense)	(18,224)	2,724	(e)	(15,500)
Income (loss) from continuing operations	40,365	(4,905)		35,460
Income (loss) from discontinued operations, net of tax	9,365			9,365
Net income (loss) available for common stock	$49,730	$(4,905)		$44,825

Income (loss) per share, Basic -
Income (loss) from continuing operations, per share	$1.01			$0.89
Income (loss) from discontinued operations, per share	0.24			0.23
Total income (loss) per share, Basic	$1.25			$1.12
Income (loss) per share, Diluted -
Income (loss) from continuing operations, per share	$1.01			$0.89
Income (loss) from discontinued operations, per share	0.23			0.23
Total income (loss) per share, Diluted	$1.24			$1.12
Weighted average common shares outstanding:
Basic	39,864			39,864
Diluted	40,081			40,081

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

BLACK HILLS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The historical information is derived from the historical financial statements of Black Hills Corporation. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 is presented to illustrate the estimated effects of the Bakken and Three Forks shale assets sale as if the transaction had occurred on June 30, 2012. The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2012 and for the year ended December 31, 2011 are presented to illustrate the estimated effects on Black Hills Corporation as if the transaction had occurred on January 1, 2011.

NOTE 2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

Balance Sheet:

(a)    The adjustment to cash reflects the following:

(in thousands)
Cash proceeds received on date of sale *	$244,883

Less: Transaction adviser fees	(1,400)
Less: Estimated payment for contractual obligation related to "back-in" fee **	(16,847)

Net cash, subject to post-close adjustments	$226,636
* Net cash proceeds are subject to customary post-close adjustments related to the transaction effective date of July 1, 2012.
** Required payment, triggered by the sale of the property, arising from a contractual obligation contained in the original participation agreement with the property operator. The payment amount is variable depending upon the sale price of the property, after deducting certain costs of development.

(b)	Represents adjustments for working capital balances related to the properties sold.

(c)
Represents net adjustments to oil and gas properties accounted for under the full-cost accounting method. Under the full-cost accounting method, we anticipate booking a one-time, pre-tax gain of approximately $20 million to $40 million and will apply the remainder of the sales price as a reduction to the oil and gas full-cost pool. For pro forma purposes, we have reflected the $30 million mid-point of our estimated gain range. The actual gain on sale will be calculated after the closing of our September 2012 financial statements and will be impacted by post-close adjustments to the sales price.

(d)
Represents the net adjustments to deferred taxes that includes the reversal of deferred tax liabilities attributable to the oil and gas properties sold and the deferred tax assets related to the utilization of available net operating losses as a result of the gain to be recognized for income tax purposes.

Income Statement:

(e)
Reflects the financial results of the properties sold in the transaction for the periods presented. Depreciation, depletion and amortization, represents an adjustment for reduction in (i) production volumes, (ii) reserve volumes, (iii) capitalized costs and (iv) asset retirement obligations attributable to the assets sold.

Supplemental Information:

(f)
The attached pro forma condensed consolidated income statements do not reflect a benefit associated with our use of net cash proceeds associated with the sale. As disclosed in our Form 8-K filed on September 28, 2012, management has announced that the proceeds will be utilized to repay the $225 million senior unsecured 6.5 percent bonds originally maturing on May 15, 2013.

NOTE 3. SUMMARY OF PRO FORMA OIL AND NATURAL GAS RESERVE INFORMATION

The following table sets forth summary pro forma reserve information as of December 31, 2011 which gives effect to the sale transaction:

	Historical as of	Pro Forma	Pro Forma as of
	December 31, 2011	Adjustments	December 31, 2011

Reserves (MMcfe)	133,242	(19,900)	113,342

Present value of estimated future net revenues, before tax, discounted at 10% (in thousands)	$255,087	$(66,289)	$188,798